UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 7, 2013, Anacor Pharmaceuticals, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. as collateral agent and a lender (“HTGC”) and Hercules Technology III, L.P. as a lender (together with HTGC, the “Lenders,” and each a “Lender”) under which the Company may borrow up to $45.0 million in three tranches of $30.0 million, $10.0 million and $5.0 million (the “Loan Facility”).

The Company borrowed the first tranche of $30.0 million upon the execution of the Loan Agreement on June 7, 2013. The Company used approximately $22.6 million to repay the remaining loan and prepayment amounts under that certain Loan and Security Agreement, among the Company, Oxford Finance LLC and Horizon Technology Finance Corporation dated as of March 18, 2011, as amended (the “Oxford/Horizon Agreement”), and expects to use the remainder of the funds for filing its New Drug Application (“NDA”) for tavaborole, conducting additional clinical studies of AN2728 and for general working capital.  Subject to the terms and conditions of the Loan Agreement, the second tranche of up to $10.0 million is available to the Company at its discretion, and the third tranche is available to the Company upon confirmation of the U.S. Food and Drug Administration (“FDA”) approval of the tavaborole NDA.  The second tranche of $10.0 million will be available for drawdown through December 5, 2013, and the third tranche of $5.0 million will be available for drawdown through the earlier to occur of December 15, 2014 or 30 days after the FDA approval of tavaborole.   The interest rate applicable to each tranche is a variable rate based upon the greater of either (i) 11.65% and (ii) the sum of (a) the Prime Rate (as defined in the Loan Agreement) as reported in The Wall Street Journal minus 5.25%, plus (b) 11.65%; notwithstanding the above, such rate shall not exceed 14.90%.  Payments under the Loan Agreement are interest only until January 1, 2015 (or if the FDA approves tavaborole on or before December 15, 2014, the interest only period is extended to July 1, 2015), followed by equal monthly payments of principal and interest through the scheduled maturity date on July 1, 2017.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of the Company’s assets, other than its intellectual property. The Company also has agreed not to pledge or otherwise encumber its intellectual property assets, except that the Company may grant non-exclusive licenses of intellectual property entered into in the ordinary course of business, and licenses approved by the Company’s Board of Directors that may be exclusive in respects other than territory and may be exclusive as to territory as to discrete geographical areas outside of the United States.

The Company has paid the Lenders a facility fee of $450,000 in connection with the Loan Agreement. In addition, if the Company repays all or a portion of the loan prior to maturity, it will pay the Lenders a prepayment penalty fee, based on a percentage of the then outstanding principal balance, equal to 3% if the prepayment occurs prior to June 7, 2014, 2% if the prepayment occurs prior to June 7, 2015, or 1% if the prepayment occurs prior to July 1, 2017.

The Loan Agreement includes customary affirmative and restrictive covenants, but does not include any covenants to attain or maintain certain financial metrics, and also includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Lenders’ security interest or in the value of the collateral, and a material impairment of the prospect of repayment of the loans. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, the Company issued to the Lenders warrants, which are exercisable for 528,375 shares of Common Stock at a per share exercise price of $5.11 (the “Warrants”).  The Warrants will terminate, if not earlier exercised, on the earlier of June 7, 2018 and the closing of certain merger or consolidation transactions in which the consideration is cash, stock of a publicly traded acquiror, or a combination thereof.

The descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and the Warrants that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2013.

A copy of the press release announcing the Loan Facility is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 1.02           TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth above and referenced under Item 1.01 that relates to the Company’s repayment of obligations under and termination of the Oxford/Horizon Agreement on June 7, 2013 is hereby incorporated by reference into this Item 1.02.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above and referenced under Item 1.01 that relates to the creation of a direct financial obligation of the Company is hereby incorporated by reference into this Item 2.03.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Warrants is hereby incorporated by reference into this Item 3.02.

The sale and issuance of the Warrants was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, and was made without general solicitation or advertising. Each Lender represented that it is an accredited investor with access to information about the Company sufficient to evaluate the investment.  Neither the Company nor the Lenders engaged any investment advisors with respect to the sale and issuance of the Warrants.  In connection with the Loan Facility, the Company is obligated to pay a finder’s fee to Armentum Partners, LLC of up to $450,000.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit	Description

99.1	Press Release titled “Anacor Pharmaceuticals Secures $45 Million Loan Facility,” dated as of June 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release titled “Anacor Pharmaceuticals Secures $45 Million Loan Facility,” dated as of June 12, 2013